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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           --------------------------
                              WITNESS SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                     23-2518693
       (State of Incorporation                           (I.R.S. Employer
           or Organization)                           Identification Number)


                             1105 SANCTUARY PARKWAY
                            ALPHARETTA, GEORGIA 30004
                                 (770) 754-1900
          (Address of Principal Executive Offices, Including Zip Code)

                           ---------------------------

If this Form relates to the registration of a class of        If this Form relates to the registration of a class of securities
securities pursuant to Section 12(b) of the Exchange Act      pursuant to Section 12(g) of the Exchange Act and is effective
and is effective pursuant to General Instruction A.(c),       pursuant to General Instruction A.(d), please check the
please check the following box.     [ ]                       following box.       [X]

  Securities Act registration statement file number to which this form relates:
                           Registration No. 333-91383


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $0.01 par value
                          -----------------------------
                                (Title of Class)

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED NOVEMBER 22, 1999 (REGISTRATION NO. 333-91383).

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant hereby incorporates by reference the description of the Registrant's Common Stock, par value $0.01 per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on November 22, 1999 (Registration No. 333-91383), as such section may be amended until the time such Registration Statement is declared effective. The Registrant's Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement on Form S-1.

ITEM 2.           EXHIBITS.

         The following exhibits are filed as part of the Registration Statement.

         2(a) Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-91383) as filed with the Securities and Exchange Commission on November 22, 1999).

         2(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-91383) as filed with the Securities and Exchange Commission on November 22,
                  1999).

         2(c) Copy of form of stock certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-91383) as filed with the Securities and Exchange Commission on November 22, 1999).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 WITNESS SYSTEMS, INC.



                                                 By: /s/Jon W. Ezrine
                                                     ---------------------------
                                                     JON W. EZRINE,
                                                     Chief Financial Officer


Date:  February 3, 2000